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                                                                      Exhibit 11


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report for Goldman Sachs Trust on behalf of the Fixed Income Funds dated December 12, 1997 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 42 and Amendment No. 44 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.






                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 20, 1998